UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     May 8, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On May 8, 2012, Georgia Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale of an additional $350,000,000 aggregate principal amount of its Series 2012A 4.30% Senior Notes due March 15, 2042 (the “Series 2012A Senior Notes”).  The Series 2012A Senior Notes are part of the same series of debt securities issued by the Company on March 6, 2012.  Upon completion of this offering, the aggregate principal amount of outstanding Series 2012A Senior Notes will be $1,100,000,000.  Also on May 8, 2012, the Company entered into an Underwriting Agreement covering the issuance and sale of $400,000,000 aggregate principal amount of its Series 2012B 2.85% Senior Notes due May 15, 2022 (the “Series 2012B Senior Notes”).  Both the Series 2012A Senior Notes and the Series 2012B Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-165133) of the Company.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.
1.4(a)
Underwriting Agreement relating to the Series 2012A Senior Notes, dated May 8, 2012, among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBS Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the Underwriters named in Schedule I thereto.

1.4(b)
Underwriting Agreement relating to the Series 2012B Senior Notes, dated May 8, 2012, among the Company and Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBS Securities Inc. and Scotia Capital (USA) Inc., as representatives of the Underwriters named in Schedule I thereto.

4.2(a)
Forty-sixth Supplemental Indenture to Senior Note Indenture dated as of March 6, 2012, providing for the issuance of the Series 2012A Senior Notes.  (Designated in Form 8-K dated February 29, 2012, File No. 1-6468, as Exhibit 4.2.)

4.2(b)	Forty-seventh Supplemental Indenture to Senior Note Indenture dated as of May 11, 2012, providing for the issuance of the Series 2012B Senior Notes.
4.9(a)	Form of the Series 2012A Senior Note (included in Exhibit 4.2(a) above).
4.9(b)	Form of the Series 2012B Senior Note (included in Exhibit 4.2(b) above).
5.1(a)	Opinion of Troutman Sanders LLP relating to the Series 2012A Senior Notes.
5.1(b)	Opinion of Troutman Sanders LLP relating to the Series 2012B Senior Notes.
8	Tax Opinion of Troutman Sanders LLP relating to the Series 2012A Senior Notes.
12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	GEORGIA POWER COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary